UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 30, 2019

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37359	26-3632015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 374-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On January 30, 2019,  the board of directors of Blueprint Medicines Corporation (the “Company”) promoted Michael Landsittel to Chief Financial Officer of the Company.

Mr. Landsittel,  age 46, previously served as Vice President, Finance of the Company from February 2016 to January 2019 and as Senior Director, Finance of the Company from September 2014 to February 2016. Prior to joining the Company, Mr. Landsittel served as Senior Director, Finance at Algeta from October 2012 to July 2014, as Director, Finance at Infinity Pharmaceuticals, Inc. from March 2012 to October 2012 and held various business development and strategic planning roles of increasing responsibility at Genzyme from August 2002 to March 2012.  Mr. Landsittel began his career at Arthur Andersen LLP, and he earned his certified public accountant license in Illinois. Mr. Landsittel received a B.B.A from the University of Michigan and an M.B.A. from the Tuck School of Business at Dartmouth College.

In connection with his promotion to Chief Financial Officer, the Company entered into an amendment to the employment agreement with Mr. Landsittel.  Effective as of January 1, 2019, Mr. Landsittel’s annual base salary will be increased to $345,000, and his target annual incentive compensation will be 35% of his base salary.

Mr. Landsittel has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Landsittel and any other person pursuant to which he was appointed as an officer of the Company.

The foregoing description of the amendment to the employment agreement with Mr. Landsittel is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Appointment of Chief Operating Officer

On January 30, 2019,  the board of directors of the Company promoted Kathryn Haviland to Chief Operating Officer of the Company.

Ms. Haviland, age 42, previously served as Chief Business Officer of the Company from January 2016 to January 2019. Prior to joining the Company,  Ms. Haviland served as Vice President, Rare Diseases and Oncology Program Leadership at Idera Pharmaceuticals, Inc. from April 2014 to December 2015, as Head of Commercial Development at Sarepta Therapeutics, Inc. from June 2012 to April 2014,  as Executive Director of Commercial Development at PTC Therapeutics, Inc. from April 2007 to June 2012 and held various corporate development and project management roles at Genzyme from July 2005 to April 2007. Ms. Haviland currently serves as a member of the board of directors of Fulcrum Therapeutics, a privately held biopharmaceutical company. Ms. Haviland received a B.A. from Wesleyan University with a double major in biochemistry/molecular biology and economics and an M.B.A. from Harvard Business School.

In connection with her promotion to Chief Operating Officer, the Company entered into an amendment to the employment agreement with Ms. Haviland.  Effective as of January 1, 2019, Ms. Haviland’s annual base salary will be increased to $431,830, and her target annual incentive compensation will be 40% of her base salary.

Ms. Haviland has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Ms. Haviland and any other person pursuant to which she was appointed as an officer of the Company.

The foregoing description of the amendment to the employment agreement with Ms. Haviland is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Employment Agreement, dated January 30, 2019, by and between the Registrant and Michael Landsittel
10.2	First Amendment to Employment Agreement, dated January 30, 2019, by and between the Registrant and Kathryn Haviland

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEPRINT MEDICINES CORPORATION

Date: February 5, 2019	By:	/s/ Tracey L. McCain
Tracey L. McCain
Chief Legal Officer